                                                                   EXHIBIT 10.33

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into on this 27th day of January 1997, by and between GATEWAY NATIONAL GOLF, LLC, a Missouri limited liability company having an address at Crowley Financial Corporation, 955 Executive Parkway Drive, Suite 220, St. Louis, Missouri 63141 (hereinafter referred to as "Lessor"), and GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, an Illinois Corporation, with offices at 558 North Highway 203, Madison (East St. Louis mailing address), Illinois, 62201 (hereinafter referred to as "Lessee");

     WITNESSETH that Lessor and Lessee do hereby covenant and agree that Lessor does hereby lease to the Lessee and Lessee does hereby hire and rent from the Lessor, in accordance with the following terms and conditions, a certain portion of land, comprising twenty (20) acres more or less, located in St. Clair and Madison Counties, Illinois, the configuration of which is depicted on the survey segment attached hereto as Exhibit A, together with such additional land, designated by Lessor, as may from time to time be required to provide Lessee with a total of 3,000 parking spaces as described herein (collectively referred to herein as the "leased premises"), all to be acquired by Lessor as set forth in Section l(a) hereof

     1.  TERM.
         ----

     (a) Term of Lease. The term of this Lease shall commence on the date Lessor
         -------------
acquires fee simple title to the leased premises, which date shall occur, if at all, not later than April 1, 1997, and terminate at midnight on the thirty-first
(31st) day of December, 2007. In the event Lessor fails to acquire such title on or before April 1, 1997, for any reason, this Lease shall be null and void and neither party shall have any further obligation or liability to the other.

     (b) Renewal. Provided Lessee is not in default at the time of exercise or
         -------
on the effective date of the extension, Lessee is granted the option to renew this Lease for four (4) additional consecutive terms of five (5) years each, on the same terms and conditions as are contained herein, provided that prior to the expiration of the initial term or each renewal term, as the case may be, lessee shall give to lessor notice in writing of its election to so extend, mailed at least one hundred eighty (180) days before the expiration of the initial term or each renewal term, as the case may be. Once delivered, Lessee's notice of extension shall be irrevocable. Any termination of the Lease or failure to extend the term in accordance with the provisions of this paragraph shall operate to extinguish all remaining renewal options.

     (c) State of Title. This Lease and Lessee's rights to utilize the leased
         --------------
premises is subject and subordinate in all respects to all matters and conditions of record affecting the leased premises and to the rights of the Illinois Department of Transportation.

     (d) Use of Leased Premises During Term. Lessee shall have the right, on a
         ----------------------------------
guaranteed basis, to use the leased premises for parking for Lessee's business for up to three (3) two-day periods (Friday and Saturday or Saturday and Sunday, sometimes herein referred to as a "weekend") during calendar year 1997 and up to four (4) two-day periods during calendar year 1998 and each subsequent calendar year during the term. Lessee shall have the right, on the basis of Lessor's prior written approval, as set forth below, to utilize the leased premises for parking during any additional day during the term. In order to reserve the leased premises on a guaranteed basis, Lessee shall deliver to Lessor written notice of Lessee's reservation of the leased premises at least one hundred eighty (180) days prior to the requested use date, and Lessee must specify in such notice that the requested use is to be guaranteed. If Lessee fails to specify that the requested use is to be guaranteed by Lessor, Lessor may refuse to reserve the leased premises for such requested date or, if Lessor does so reserve the leased premises, Lessor may count the requested date as one of Lessee's guaranteed weekends. Reservations requested on less than the required one hundred eighty (180) days prior written notice may be granted in the discretion of Lessor. If Lessee fails to utilize Lessee's allotment of guaranteed dates, such guaranteed use will not carry over to the next calendar year. Guaranteed dates may only be reserved on the basis of an entire two-day period. In the event Lessee is unable to use a guaranteed date due to rain or other inclement weather (a "rain date"), Lessee may reserve the next succeeding Monday as a guaranteed use date, provided Lessee has not actually opened the parking lot for customers on the rain date. If Lessee specifies a two-day period as a guaranteed set of dates, then the next succeeding Sunday or Monday, as the case may be, shall be automatically reserved as a guaranteed rain date.

     2.  RENT. Lessee shall pay to Lessor at the address of Lessor set forth
         ----
herein, without setoff, deduction or withholding of any kind, the following rent:

     a.  1997 - In consideration of the right of Lessee to park 3,000 cars per
         ----
         day on the leased premises for three (3) weekends, Lessee guarantees Lessor a minimum of [*] in rent for the year, regardless of whether Lessee utilizes the leased premises for any or all of such guaranteed dates. In addition to the foregoing rent, Lessee shall pay additional rent for any cars parked over and above the 3,000 cars per day at the rate of [*] per car, per day, or fraction thereof, on all parking dates.

     b.  1998 and thereafter - In consideration of the right of Lessee to park
         -------------------
         3,000 cars per day on the leased premises for four (4) weekends, Lessee guarantees Lessor a minimum of [*] in rent for the applicable calendar year, regardless of whether Lessee utilizes the leased premises for any or all of such guaranteed dates. In addition to the foregoing rent Lessee shall pay additional rent for any cars parked over and above the 3,000 cars per day, at the rate of [*] per car, per day, or fraction thereof, on all parking dates.

     c. As consideration for supervising parking on Lessor's premises (for which Lesser will receive fees), Lessee shall receive [*] for each automobile parked and shall remit the balance of collections made for parking to the Lessor within five (5) business days. The charge for parking in 1997 shall be [*] per space, and in the years following,

* Indicates certain confidential information has been omitted. The confidential information that has been omitted has been filed separately with the SEC and Confidential treatment sought.

         shall be as agreed by Lessor and Lessee and as economic conditions permit, but not less than [*] gross per space.

     Payment of guaranteed annual rent shall be made in equal monthly installments, each on the first day of the month, commencing on the commencement date. Except as noted above, payment of rentals attributable to Lessee's use of the leased premises shall be made within thirty (30) days after each event. Lessee shall maintain accurate books and records detailing its income from parking operations, and a report thereof, certified by an officer of Lessee, shall be provided to Lessor concurrently with each monthly rental payment. Lessor shall have the right to inspect and audit the books and records of Lessee with regard to parking, and in the event the audit discloses underpayment of rent by more than 5%, in addition to reimbursement, the costs of the audit shall be borne by Lessee.

     3.  ADDITIONAL COSTS. Lessor and Lessee agree that, with the exception of
         ----------------
real property taxes and assessments, which shall be paid by Lessor, this Lease is an absolutely Net Lease, which means that the Lessee shall pay as additional rent, without defense, offset, or deduction, all expenses connected with Lessee's use or operation of the leased premises.

         (a) Lessee shall reimburse Lessor for Lessee's proportionate share of all expenses (except for real property taxes and assessments) incurred by Lessor as a result of the use of the leased premises for parking purposes. Lessee's proportionate share shall be the product of the following: (a)/(b) x (c)/365, where (a) = the gross square footage of the leased premises, (b) = the gross square footage of the entire golf course development (including the leased premises), all as determined by Lessor's surveyor, and (c) = the number of days during which the leased premises is used by Lessee during any calendar year. Lessor shall have the right to estimate Lessee's proportionate share of expenses and to bill Lessee for same in equal monthly installments, with reconciliation to be made by Lessor not later than ninety (90) days after the end of each calendar year. Payments due Lessor shall be made within thirty (30) days after receipt of Lessor's statement. Payments due Lessee shall be credited to Lessee's next installment of rent or paid to Lessee within thirty (30) days, at Lessor's option. Lessor shall deliver to Lessee evidence of payment in full of all real estate taxes for which contribution is required by Lessee, and Lessee shall have the right, at Lessee's cost and expense, to examine and audit Lessor's books and records with regard

         (b) Lessee shall pay, as and when due, all personal property, sales, use, amusement and entertainment taxes attributable to Lessee's use of the leased premises, the cost of Lessee's liability and damage insurance policy premiums, the cost of all labor and materials utilized by Lessee on or about the leased premises, and all other costs or expenses incurred by Lessee in connection with Lessee's activities on or about the leased premises.

         (c) Lessee shall reimburse Lessor for Lessor's costs to repair any damage caused by Lessee to, on or about the leased premises, the costs of removal of trash and debris after each use of the leased premises by Lessee, and any other costs incurred by Lessor for the benefit of Lessee. All costs and expenses for which Lessee is responsible shall be reimbursed to Lessor within fifteen (15) days after Lessor's demand therefor. Lessee shall have the right to examine and audit Lessor's books and records pertaining to Lessor's costs and expenses for a period of one year after delivery of Lessor's statement of costs and expenses

* Indicates certain confidential information has been omitted. The confidential information that has been omitted has been filed separately with the SEC and Confidential treatment sought.

     Lessee shall cause a policy or policies of insurance to be maintained in force throughout the term of the Lease naming the Lessor as an additional insured party with a reputable insurance company or companies satisfactory to Lessor insuring against loss or damage and claims of any kind or nature. In particular, there shall be comprehensive public liability insurance in a sum not less than One Million Dollars ($1,000,000.00) per person and $1,000,000 per accident for injuries to persons and not less than $1,000,000 for damage to property. Dram shop insurance must be in effect containing coverage to the limit of liability imposed upon a lessor by Illinois statutes. Evidence of the insurance coverage shall be furnished by Lessee to Lessor at such time or time-to-time as Lessor shall demand. Lessee shall obtain any and all endorsements commercially available specifically to parking lot operators, including automobile liability coverage if appropriate. All such insurance shall provide that such insurance may not be terminated, canceled, or nonrenewed, except upon not less than thirty (30) days' prior written notice to Lessor. Lessee shall be solely responsible for carrying such casualty insurance as Lessee deems appropriate insuring any improvements on the leased premises. In addition, if and to the extent that Lessee's activities on or about the leased premises cause an increase in the insurance premiums payable by Lessor (as verified by a letter from Lessor's insurance agent or insurance carrier) with respect to Lessor's other operations, Lessee shall be responsible for the full amount of such increase, not to exceed five percent (5%) per annum on a cumulative basis.

     4.  PARKING. Lessor agrees that the leased premises may be used for
         -------
parking, and Lessor and Lessee agree that the right-of-way may be used to facilitate parking on Lessor's premises described in Exhibit "B" attached hereto and made a part hereof. Lessee shall utilize trams (as opposed to busses or other types of vehicles) to transport parking patrons from the parking lot to Lessee's property, and Lessee will not allow other vehicular access across such right-of-way except for emergency vehicles and vehicles transporting or providing goods and services to Lessee's property. Lessee will furnish personnel who will supervise parking on Lessor's premises during events sponsored by the Lessee. Lessor and Lessee acknowledge and stipulate that that portion of the leased premises shown on Exhibit A contains spaces sufficient to accommodate approximately 2,829 vehicles, based on the parking configuration shown on Exhibit A. The Parking capacity of the leased premises shown on Exhibit A, together with additional land to be provided by Lessor to make up any shortfall, shall be sufficient to provide space for Three Thousand (3,000) vehicles, provided those to be parked on the leased premises are properly parked in accordance with the configuration provided for on Exhibit A. Lessee acknowledges that the additional land used to make up the shortfall of parking spaces may be changed from time to time as required by Lessor; provided such land shall be located adjacent to the leased premises depicted on Exhibit A.

     5.  SIGNAGE. Lessee shall post conspicuous signage identifying Lessee as
         -------
the operator of the parking lot and containing Lessee's telephone number. Lessee may post additional directional or warning signage (i.e., "park at your own risk"), but no advertising signage shall be placed on the leased premises without Lessor's prior written consent. Lessee shall remove all signage after each event.

     6.  IMPROVEMENTS. Except as otherwise set forth herein, Lessor makes no
         ------------
representations or warranties as to the condition or adequacy of any improvements upon the leased premises or the suitability of the leased premises for Lessee's intended uses. Lessee accepts the leased premises "as is" and acknowledges that Lessor has no obligation to perform any work upon or to provide any services in connection with the leased premises except as specifically set forth herein. Notwithstanding the foregoing provisions of this
Section 6, Lessor covenants that all areas provided for parking will be topographically suitable for parking as depicted on Exhibit A, that Lessor will plant grass on the leased premises as required, consistent with driving range needs, that

Lessor will not construct any improvements on or about the leased premises that would cause the number of parking spaces available on the leased premises to fall below the stipulated number of available spaces or that would otherwise materially hinder or impair Lessee's use of the leased premises for parking purposes unless in either instance Lessor provides substantially equivalent replacement parking elsewhere on Lessor's property in close proximity to the leased premises ("Equivalent Parking"). Lessor will also provide Equivalent Parking if and to the extent required as a result of any title impairment, restriction or defect affecting the leased premises and existing on the date hereof or otherwise caused by Lessor.

     7.  LESSEE'S INDEMNITY AND RELEASE. Lessee hereby releases Lessor from any
         ------------------------------
liability for any loss or damage of any kind or for any injury or death of persons or damage to property of Lessee or any other person from any cause whatsoever by reason of the use, occupancy or enjoyment of the leased premises by Lessee or any person therein or holding under Lessee. Lessee agrees to, and hereby does, indemnify, defend and save harmless Lessor, its agents and employees from all claims, actions, demands, damages, costs, expenses and liabilities whatsoever, including reasonable attorneys' fees, on account of any real or claimed loss, damage or liability occurring in or at the leased premises, or arising out of the use, occupancy or enjoyment of the leased premises, or any repairs or alterations which may be made to the leased premises, or occasioned in whole or in part by the act or omission of Lessee, its agents, contractors, employees, invitees or licensees. Lessor shall, at Lessor's election, have the right to retain any or all improvements upon the leased premises upon termination of this Lease or to require at the expense of Lessee the removal of any or all of said improvements and restoration of any part or all of the leased premises to the condition that existed at the time of the commencement of the Lease.

     8.  HOLDING OVER. Unless otherwise agreed to in writing by Lessor and
         ------------
Lessee, if Lessee retains possession of the leased premises, or any part thereof, after the termination of the term, Lessee shall be deemed to be in default hereunder, and Lessor shall have any and all remedies provided for in this Lease, and at law or in equity; and in addition thereto, Lessee shall pay Lessor Rent at double the monthly rate in effect immediately prior to the termination of the term for the time Lessee thus remains in possession. The provisions of this Section do not exclude Lessor's right of re-entry or any other right hereunder. No such holding over shall be deemed to constitute a renewal or extension of the term hereof. During the term, Lessee, at Lessee's sole cost and expense, shall be responsible for removing all vehicles from the leased premises after each event for which the leased premises shall have been used by Lessee hereunder. Lessee shall provide parking patrons with notification that all vehicles left on the leased premises after such event will be towed, and Lessor shall have the right, without notice to Lessee, to tow any vehicle which is not timely towed by Lessee as required herein. In the event Lessor causes any vehicle to be towed, Lessor shall have the right to impose an administrative fee on Lessee for each such vehicle.

     9.  ASSIGNMENT AND SUBLETTING. The Lessee shall not, without Lessor's prior
         -------------------------
written consent, which consent shall not be unreasonably withheld, delayed or conditioned so long as Lessee remains liable for all terms and conditions of this Lease, (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this lease or any interest under it; (b) allow any transfer thereof by operation of law; (c) sublet the leased premises or any part thereof or (d) permit the use of occupancy of the leased premises or any part thereof by anyone other than the Lessee. If Lessee wishes to sublet all or part of the leased premises, Lessee shall give notice in writing (by certified mail or by personal delivery) of such intention to Lessor, and thereupon, Lessor shall have, within thirty (30) days of receipt of such notice, the right to terminate this Lease with respect to the portion of the leased premises Lessee desires to sublet or to approve said subletting by written notice to Lessee. If the subletting is approved and rents under the sublease are greater than the rents provided for herein then Lessor shall have the further option either to (a) convert the sublease into a prime lease and receive all rents, in which case Lessee will be relieved of further liability hereunder with respect to the subleased premises and under the proposed sublease or (b) to require Lessee to remain liable under this Lease, in which event Lessee shall be entitled to retain such excess rents. If this lease be assigned or if the leased premises or any part thereof be sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Lessee's covenants contained in this lease or the acceptance of such assignee, subtenant or occupant as Lessee, or a release of Lessee from further performance by Lessee of covenants on the part of Lessee herein contained.

     10. ESTOPPEL CERTIFICATES. Upon delivery of the leased premises to Lessee,
         ---------------------
and thereafter within ten (10) days following the written request of Lessor, from time to time Lessee shall execute, acknowledge, and deliver to Lessor or to Lessor's mortgagee, proposed mortgagee, land lessor or proposed purchaser of the leased premises or any part thereof, an estoppel certificate, which estoppel certificate shall state whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether there are any defaults by Lessor and, if so, the nature of such defaults; whether rent has been paid more than thirty (30) days in advance; disclose any security deposits, if any; and such other matters pertaining to the status of this Lease as Lessor may reasonably request.

     11. LESSEE'S INTENT. It is recognized and understood that Lessee shall only
         ---------------
be permitted to use the premises as a right-of-way and for parking and to facilitate the public racing events, private driver training, automotive product testing, and customary activities relating thereto, including spectator events relating to the business carried on by GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, for a specific number of days as set forth herein (Paragraph 2). In the conduct of such activity in and about the leased premises, Lessee agree to observe and promptly, at Lessee's own cost and expense, comply with all rules, laws, ordinances and regulations of public authorities. The Lessee will not make or permit to be made any use of the leased premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the leased premises or covering its operation, or which will suffer or permit the leased premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Lessor, shall in any way constitute a public nuisance.

     12. MAINTENANCE OF LEASED PREMISES. Lessee agrees to maintain the leased
         ------------------------------
premises in good, neat, and sanitary conditions and not to materially alter the same without the prior written consent of Lessor.

     13. LIENS. Lessee shall not suffer or permit any claim for mechanic's or
         -----
materialmen's liens to be filed against the leased premises by reason of any work procured thereon by Lessee, and Lessee shall hold harmless Lessor from any claim or demands of parties furnishing work or materials and claiming a mechanic's or materialmen's lien upon the leased premises.

     14. SUBORDINATION OF LEASE. This Lease is and shall be subject and
         ----------------------
subordinate to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the leased premises, and to all advances made or to be made thereon, and all renewals, modifications, consolidations, replacements or extensions thereof, and the lien of any such mortgages, deeds of trust and land leases shall be superior to all rights hereby or hereunder vested in Lessee, to the full extent of all sums secured thereby; provided, however, that each such mortgage, deed of trust or land lease now or hereafter encumbering the leased premises shall provide by its terms, or the holder of such mortgage or deed of trust, or the lessor under such land lease, shall by a separate agreement agree that, in the event of foreclosure of such mortgage or deed of trust, or the termination of such land lease by reason of default, Lessee shall remain undisturbed under this Lease so long as Lessee complies with all of the terms, obligations and conditions hereunder. This provision shall be self-operative, and no further instrument of subordination shall be necessary to effectuate such subordination; and the recording of any such mortgage, deed of trust or land lease shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording. In confirmation of such subordination, Lessee shall upon request of Lessor or the holder of any such mortgage, deed of trust, or land lease, execute and deliver to Lessor within ten (10) days any instrument acknowledging such subordination that Lessor or such holder may reasonably request. Lessee agrees to attorn to any person or entity who may acquire title to the leased premises by way of transfer or foreclosure provided that such transferee or purchaser agrees to recognize Lessee's rights under the Lease so long as Lessee is not in default is any of its obligations hereunder. Lessee shall also, within twenty
(20) days after Lessor's request, execute an attornment agreement evidencing the obligations of Lessee herein to attorn to such mortgagee in the event of a future succession of the rights of Lessor herein to any mortgagee, deed of trust holder or land lessor of the leased premises. In the event of any act or omission of Lessor constituting a default by Lessor, Lessee shall not exercise any remedy until Lessee has given Lessor and any mortgagee, deed of trust holder or land lessor of the leased premises a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Lessor or the mortgagee, deed of trust holder or land lessor to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Lessor and any mortgagee, deed of trust holder or land lessor shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee, deed of trust holder or land lessor to remedy such act or omission.

     15. LESSEE'S DEFAULT. Should default be made by Lessee in the payment of
         ----------------
any installment of rent or should a default continue for fifteen (15) days after notice from Lessor specifying a default in the performance of any other terms, covenants, and conditions herein contained on the part of Lessee to be kept or performed, Lessor, Lessor's agents, or attorney, may re-enter and take possession of the leased premises, remove all persons and property therefrom, but any re-entry or repossession of the leased premises by Lessor shall not operate to release Lessee from any obligations under this Lease, except with the written consent of Lessor. If Lessee should be in default of any condition, covenant, or agreement herein contained which has not been cured as permitted herein, or shall abandon or vacate said leased premises, besides other remedies or rights which Lessor may have, it shall be optional with Lessor to declare this Lease terminated or to re-let the leased premises or any portion thereof for such rent and upon such terms as Lessor may deem satisfactory, and if a sufficient sum shall not be thus realized, after paying the expense of such re-letting and collecting, including any and all attorneys' fees, costs and commissions, Lessee shall be liable for the deficiency. In the event any suit is brought by Lessor to enforce any of the terms of or provisions of this Lease, it is agreed that the Lessor shall be entitled to recover from Lessee reasonable attorneys' fees and costs to be fixed by the court in such actions.

         16.  EMINENT DOMAIN.
              --------------

     (a) In the event that title to the whole or any part of the leased premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and Lessor shall be entitled to receive the entire award, Lessee hereby assigning to Lessor Lessee's interest therein, if any. However, nothing herein shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for the taking of leasehold improvements to the extent paid for by Lessee, personal property or fixtures belonging to Lessee or for the interruption of or damage to Lessee's business or for Lessee's moving expenses.

     (b) In the event that title to a part of the leased premises shall be so condemned or taken, and the remainder of the leased premises is not reasonably capable of being restored to a complete parking lot usable by Lessee, Lessor or Lessee may terminate this Lease and the term and estate hereby granted by notifying the other party of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the obligation of Lessee to pay Rent hereunder shall terminate as of such date.

         17.  NOTICES. All notices delivered by Lessor or Lessee pursuant to
              -------
 Section l(b) shall be delivered by first class U.S. mail, postage prepaid, or by facsimile (to the fax number provided by the other party on request) with an original to be mailed in the manner aforesaid on the next succeeding business day. All other notices shall be given in writing addressed to the Lessee's Registered Agent and to a corporate office at 558 North Highway 203, Madison (East St. Louis mailing address), Illinois 62201, and to Christopher R. Pook, President and Chairman of the Board, Grand Prix Association of Long Beach, Inc. 3000 Pacific Avenue, Long Beach, California 90806, by Express, certified, or regular U.S. Mail. All notices shall be likewise given and all payment required to be paid by Lessee to Lessor at 955 Executive Parkway Drive, Suite 220, St. Louis, Missouri 63141 , Attention: Timothy G. Crowley, and to Lessor's Registered Agent, Bryan Cave, 1 Metropolitan Square, 211 North Broadway, St. Louis, MO 63101, Attention: Jay Nouss. Either party may change the address for notices as described herein by giving notice to the other party in the manner set forth in this paragraph.

         18.  WAIVERS. The waiver by the Lessor of any breach of any term,
              -------
 covenant, or condition herein contained shall not be deemed to constitute a waiver of such term, covenant, or condition upon any subsequent breach of the same or any term, covenant, or condition.

         19.  BINDING UPON ASSIGNEES. The terms, provisions, conditions,
              ----------------------
 covenants and agreements contained herein are to apply to and be binding upon the parties hereto, their legal heirs, representatives, successors, and assigns.

         20.  CORPORATE AUTHORITY. Lessee covenants that it is a corporation in
              -------------------
 good standing in the State of Illinois, that Lessee has the authority to enter into and perform all of its obligations under this Lease. The Person signing this Lease on behalf of Lessee represents and warrants that he is duly authorized and empowered to do so and to bind Lessee hereunder.

       IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed on this 27th day of January, 1997.

                                           GATEWAY GOLF LINKS, L.L.C.



                                      By:  /s/ Timothy G. Crowley
                                           ----------------------------------
                                           Timothy G. Crowley
                                           Managing Member and Partner



                                      GATEWAY INTERNATIONAL MOTORSPORTS
                                      CORPORATION



                                      By:  /s/ Christopher R. Pook
                                           -----------------------------------
                                           Christopher R. Pook
                                           President and Chairman of the Board

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                  [MAP OF GATEWAY INTERNATIONAL MOTORSPORTS]